Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

ANI Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other(2)	962,000 shares(3)	$80.80	$77,729,600	$0.00013810	$10,734.45
Total Offering Amount:						$77,729,600		$10,734.45
Total Fee Offsets:								$0.00
Net Fee Due:								$10,734.45

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers any additional shares of common stock, $0.0001 par value per share (“Common Stock”), of ANI Pharmaceuticals, Inc. (the “Registrant”) which may become issuable under the Registrant’s Amended and Restated 2022 Stock Incentive Plan (the “Amended and Restated 2022 Plan”) resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on July 14, 2026. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

(3)	Represents 962,000 shares of Common Stock added to the shares available for issuance pursuant to the Amended and Restated 2022 Plan resulting from the approval of the Amended and Restated 2022 Plan approved by the Registrant’s stockholders at the 2026 Annual Meeting of Stockholders.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources